EXHIBIT 99.2



                       PREFERRED STOCK PURCHASE AGREEMENT


         This Agreement is made as of August 15, 2000, between Graphic Packaging International Corporation, a Colorado corporation (the "Company"), and the Grover C. Coors Trust (the "Purchaser").



                                    SECTION 1
               Authorization and Sale of Preferred Stock; Expenses

         1.1 Authorization. The Company has authorized the sale and issuance of up to 1,000,000 shares of its Preferred Stock (the "Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Articles of Amendment to the Articles of Incorporation of the Company in the form attached to this Agreement as Exhibit A (the "Statement of Designation") and has approved the Registration Rights Agreement in the form attached to this Agreement as Exhibit B (the "Registration Rights Agreement"). This Agreement, the Statement of Designation, the Registration Rights Agreement, the agreements attached as exhibits hereto and the other documents to be executed and delivered pursuant to this Agreement are collectively referred to herein as the "Transaction Documents."

         1.2 Sale of Preferred Stock. Subject to the terms and conditions hereof, at the Closing the Company will issue and the Purchaser will acquire 1,000,000 (one million) shares of Preferred Stock, for a cash purchase price of $100.00 (one hundred dollars) per share, for a total purchase price of $100,000,000 (the "Purchase Price").

         1.3 Reimbursement of Purchaser Expenses. At the Closing, the Company shall pay to the Purchaser an amount equal to all of the Purchaser's out-of-pocket fees and expenses (including, without limitation, attorney's fees, due diligence expenses, bank commitment fees, fees and expenses of bank's counsel and other financing expenses) incurred in connection with the transactions contemplated by the Transaction Documents.



                                    SECTION 2
                             Closing Date; Delivery

         2.1 Closing Date. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall be held at 10:00 a.m. on August 15, 2000 or on such other date as the Company and the Purchaser may agree (the "Closing Date"). The Closing shall be at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado, or such other place or in such other manner as the Purchaser and the Company may agree.

         2.2 Payment for and Delivery of Shares; Payment of Expenses. At the Closing, (a) the Company shall issue and deliver to the Purchaser one or more stock certificates for the Preferred Stock duly registered in the name of the Purchaser against the Purchaser's payment of the Purchase Price by wire transfer of immediately available funds to the account designated by the Company; (b) the Company shall pay the expenses specified in section 1.3 to the Purchaser by wire transfer of immediately available funds to one or more accounts designated by the Purchaser; and (c) the Company and the Purchaser shall deliver the Registration Rights Agreement.



                                    SECTION 3
                  Representations and Warranties of the Company

         The Company represents and warrants to the Purchaser as follows:

         3.1 Corporate Power and Authority. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents and consummation of the transactions contemplated therein, the performance of all obligations of the Company thereunder and the authorization, issuance and delivery of the Preferred Stock and issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock have been taken. This Agreement, and the other Transaction Documents, when executed and delivered by the Company, constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, (b) the effect of public policy on indemnification provisions, and (c) the availability of equitable remedies.

         3.2 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to engage in the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the absence of such qualification would not have a material adverse effect upon the operation of the business of the Company as currently conducted or the ownership or use of any of its assets ("Material Adverse Effect").

         3.3 Capitalization. The authorized capital stock of the Company consists of the following:

                  (a) Common Stock. 100,000,000 shares of Common Stock authorized, the outstanding shares of which are set forth in the reports, schedules, forms, statements and other documents the Company has filed with the Securities and Exchange Commission as of the date of this Agreement (as the same may be revised or superseded by later filed documents) (collectively, "SEC Documents"). All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

                  (b) Series A Junior Preferred. 100,000 shares of Series A Junior Participating Preferred Stock authorized, none of which are issued and outstanding.

                  (c) Series B Convertible Preferred Stock. 1,000,000 shares of Preferred Stock, none of which are issued or outstanding.

                  (d) Options. Except for employee options and equity incentive plans and the Company's Preferred Stock Purchase Rights, as disclosed in the SEC Documents, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

         3.4 Validity. The Preferred Stock, when issued in compliance with this Agreement, will be validly issued, fully paid and nonassessable and free of any liens, encumbrances or preemptive rights, and the Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved and, when issued pursuant to the Statement of Designation, will be validly issued, fully paid and nonassessable, and free of any liens, encumbrances or preemptive rights.

         3.5 Title. The delivery of the Preferred Stock to the Purchaser in accordance with the terms of this Agreement will transfer valid title of the Preferred Stock to the Purchaser free and clear of any adverse claims except for
(a) restrictions on resale of the Preferred Stock imposed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or "blue sky" laws, and (b) any restrictions imposed by the Transaction Documents.

         3.6 No Conflict. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents, and the issuance of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under (a) the Articles of Incorporation, as amended, or Bylaws of the Company, (b) any provision of applicable law, rule or regulation, (c) any applicable order, judgment, writ, injunction or decree of any court, agency or other foreign, federal, state of local governmental body (individually, a "Governmental Entity" and, collectively, "Governmental Entities") or (d) any material indenture, agreement or other instrument to which the Company is a party or by which the Company or its properties or assets is bound or affected; or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.7 Financial Statements. The financial statements and notes set forth or incorporated by reference in the Company's filings with the Securities and Exchange Commission ("SEC"), and those contained in the Company's draft Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (the "Draft 10-Q") (collectively, the "Financial Statements") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP. Except as stated therein, the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         3.8 No Undisclosed Liabilities. The Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business.

         3.9 SEC Filings. The Company has timely filed with the SEC all reports, registration statements and other filings, together with any required amendments or supplements thereto, (each an "SEC Filing" and collectively the "SEC Filings") required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder (the "Exchange Act"). Each SEC Filing complied, and the Draft 10-Q will, when filed, comply in all material respects with the applicable provisions of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         3.10 No Material Adverse Change. Since the date of the most recent SEC Filing, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.11 Compliance with Law. Except as disclosed in the SEC Filings, the Company has been and is in compliance with all laws, ordinances, regulations and treaties of any Governmental Entity that is or was applicable to it or to the conduct or operations of its business or to the ownership or use of any of its assets (each a "Legal Requirement"), except to the extent that any lack of compliance would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, the Company has not received notice from any Governmental Entity of any actual, alleged or potential material violation by the Company of any Legal Requirement. All licenses, permits, waivers, consents or other authorizations required by the Company for the operation of its business or the ownership or use of any of its assets are valid and in full force and effect, and the Company is and has been in compliance with the terms and requirements of such authorizations except to the extent that any lack of compliance would not have a Material Adverse Effect.

         3.12 Legal Proceedings. Except as disclosed in the SEC Filings or the Financial Statements, there is no pending or, to the knowledge of the Company, threatened action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator (a) by or against the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company that could, if adversely determined, have a Material Adverse Effect, or
(b) that challenges, or that may have the effect of preventing, delaying, or otherwise interfering with, any of the transactions contemplated by the Transaction Documents.

         3.13 Absence of Certain Changes and Events. Since the date of the last SEC Filing, there has not been any (a) grant of a stock option (other than stock options granted under employee incentive plans existing as of the date of the last SEC Filing and disclosed in one or more SEC Filings), (b) issuance by the Company of any capital stock or any security convertible into such capital stock, (c) grant of any registration rights, (d) purchase, redemption, retirement or other acquisition by the Company of any shares of such capital stock, (e) declaration or payment of any dividend or other distribution or payment with respect to such capital stock, (f) amendment to the Company's Articles of Incorporation, as amended, or Bylaws of the Company, or (g) damage to or destruction or loss of any asset or property of the Company resulting in a Material Adverse Effect.

         3.14 Absence of Default. The Company is not, and taking into account the effect of the transactions contemplated by the Transactions Documents will not be, in default under any provision of any material indenture or other material agreement or instrument evidencing indebtedness of the Company or any other material agreement to which the Company is a party or by which it or any of its property or assets are or may be bound.

         3.15 Third Party Approvals. Other than application and expiration of the waiting period under the Hart-Scott-Rodino ("HSR") Act, no action, consent or approval by any Governmental Entity or other third party is required in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

         3.16 No Material Misstatements. No representation, warranty or statement made, or information provided by, the Company to the Purchaser in connection with the Transaction Documents or the transactions contemplated therein contains or will on the Closing Date contain any material misstatement of fact or omits or will omit any material fact necessary to make the statements therein not misleading.

                                    SECTION 4
                 Representations and Warranties of the Purchaser

         The Purchaser hereby represents and warrants to the Company with respect to its purchase and ownership of the Preferred Stock as follows:

         4.1 Authorization of Agreements. The execution, delivery and performance by the Purchaser of the Transaction Documents have been duly authorized by all requisite action of the Purchaser. The Transaction Documents when duly executed and delivered by the Purchaser constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, (b) the effect of public policy on the indemnification provisions, and (c) the availability of equitable remedies.

         4.2 Trustee Signatures. The persons who have signed this Agreement as trustees of the Purchaser (the "Trustees") are duly appointed incumbent trustees and are all of the trustees of the Purchaser.

         4.3 Existence and Authority. The Purchaser is a trust evidenced by a trust agreement, dated August 7, 1952 (the "Trust Agreement"). The Trust Agreement is in full force and effect and has not been amended, altered, revoked or terminated in any way. The Trustees are duly authorized under the terms of the Trust Agreement to enter into the Transaction Documents on behalf of the Purchaser.

         4.4 No Conflicts. The execution, delivery and performance of and compliance with the Transaction Documents and the ownership of the Preferred Stock will not conflict with any provision of, or constitute the breach of or default under, any material agreement, indenture or other instrument to which the Purchaser is a party or by which the Purchaser or any of the Purchaser's property is bound or affected.

         4.5 Investment Representations and Covenants. The Purchaser is acquiring the Preferred Stock and any Common Stock issuable on conversion of the Preferred Stock for its own account, for investment only and not with a view to, or sale in connection with, a distribution thereof in violation of the Securities Act.



                                    SECTION 5
                                    Covenants

         5.1 Reasonable Best Efforts. Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of any necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from third parties, and (c) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

         5.2      Share  Certificates.  The  Purchaser  will  sell  the
Preferred Stock only in compliance with applicable law. The Purchaser acknowledges that certificates representing the Preferred Stock will bear the following legends:

                  The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be offered or sold except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or
         (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

                  The rights and remedies of the holders of the Preferred Stock are limited by certain standstill and subordination provisions set forth in that Preferred Stock Purchase Agreement dated August 15, 2000 between the Corporation and the Grover C. Coors Trust, a copy of which is on file at the Corporation's offices.

         5.3 No Other Issuances. The Company agrees that before the filing of the Statement of Designation, it will not issue or agree to issue any preferred stock or enter into any option, warrant or other agreement to issue such preferred stock or to issue any security convertible into or exchangeable for such preferred stock, or otherwise commit directly or indirectly to issue such preferred stock.

         5.4 Advisory Fees. The Company shall be solely responsible for fees and payments owing to any broker or financial advisor it may engage in connection with the transactions contemplated by this Agreement.

         5.5 NYSE Listing. The Company will apply to list the Common Stock issuable on conversion of the Preferred Stock on the New York Stock Exchange (the "NYSE"). For so long as the Purchaser owns any Preferred Stock or any Common Stock issued upon conversion of the Preferred Stock, the Company shall use its best commercially reasonable efforts to keep the Common Stock admitted for trading on the NYSE. If the Common Stock ceases to be admitted for trading on the NYSE, the Company shall promptly take all action as may be necessary to cause the Common Stock to be listed for quotation on the Nasdaq Stock Market.

         5.6 HSR Filings. As promptly as practicable after the Closing, the Company and the Purchaser shall prepare and file all pre-merger notification documents under the HSR Act necessary to permit the Purchaser of the Preferred Stock to vote in the election of the directors of the Company as contemplated in the Statement of Designation. The Company and the Purchaser shall use their best commercially reasonable efforts to cause early termination of the waiting period thereafter. The Company shall pay the required fees in connection with such filing. Each of the Company and the Purchaser shall provide the other party, at such party's request, with all reasonable assistance in completing its respective obligations under this section 5.6.

         5.7 Covenants Regarding Preferred Stock. For as long as any Preferred Stock remains issued and outstanding, the Company shall comply with the covenants of this section 5.7.

                  (a) Use of Proceeds. The Company shall use all the net proceeds received from the Purchaser under this Agreement in connection with the issuance of the Preferred Stock to reduce the Company's existing senior indebtedness under the Credit Agreement (as defined below).

                  (b) Redemption of Preferred Stock from Certain Holders. Notwithstanding any right of the Company in the Statement of Designation, any Transaction Document or otherwise, the Company shall not redeem the Preferred Stock held by the Purchaser, or held by any beneficiary of the Purchaser, unless and until the Purchaser or such beneficiary has received an opinion satisfactory in form and substance to the Purchaser (or such beneficiaries if the Purchaser shall have distributed some or all of the Preferred Stock) from qualified counsel or a nationally recognized accounting firm, that the portion of the redemption price equal to the Stated Value (as defined in the Statement of Designation) multiplied by the number of shares of Preferred Stock so redeemed will not be subject to any income tax or withholding.

                  (c) Holder Repurchase Right. The Company shall, at the request of the Purchaser or any beneficiary of the Purchaser holding Preferred Stock, any time and from time to time after the 10th anniversary of the Closing Date, repurchase some or all of the Preferred Stock held by the Purchaser or held by such beneficiary for an amount per share equal to the Liquidation Preference (as defined in the Statement of Designation) of the Preferred Stock so repurchased. The Purchaser's or such beneficiary's right to require the Company to repurchase Preferred Stock hereunder shall terminate on the earlier of the date on which
(i) Adolph Coors Company ("Coors") has agreed to register with the SEC the resale by the Purchaser of sufficient shares of Coors Class B Common Stock (non-voting) to repay, on an after-tax basis, all of the indebtedness incurred by the Purchaser in connection with its purchase of the Preferred Stock, or (ii) such indebtedness shall have otherwise been paid in full.

                  (d) Compliance with SEC Obligations. The Company shall timely file with the SEC all SEC Filings required by the Exchange Act. Each SEC Filing shall comply in all material respects with the applicable provisions of the Exchange Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                  (e) Access to Properties and Inspections. The Company shall, upon the Purchaser's request, permit any authorized representative of the Purchaser, at any reasonable time and as often as the Purchaser shall reasonably request, to (i) visit and inspect any of its properties, (ii) inspect its books and records and make extracts from such books and records, and (iii) discuss its affairs, finances and accounts with its officers and independent accountants.

         5.8 Covenants Related to Company Credit Rating. For as long as any Preferred Stock remains issued and outstanding and until the Company's credit rating, as determined by either Standard and Poors, or its successor, or Moody's Rating Service, or its successor, is "BBB" or better, the Company shall comply with the covenants of this section 5.8.

                  (a) Financial Information. The Company shall deliver to the Purchaser such financial statements and other financial information, at the same times and on the same conditions, as the Company delivers such information to the agent for the lenders under the Company's Revolving Credit and Term Loan Agreement, dated August 2, 1999, including all amendments, waivers, restatements, supplements, or refinancings (including without limitation, refinancings with one or more different lenders) thereof now existing or hereafter arising (the "Credit Agreement"), among the Company, Banc of America Securities, LLC, sole lead arranger and book manager, Bank of America, N.A., administrative agent, and the managing agents, co-agents and lenders named therein. If no indebtedness continues to be outstanding under the Credit Agreement, the Company shall continue to deliver such financial statements and other financial information at the same times and on the same conditions as such information was formerly required to be delivered pursuant to the Credit Agreement.

                  (b) Compliance Certificate. The Company shall deliver to the Purchaser, at the Purchaser's request no more frequently than quarterly, (i) a certificate of the chief financial officer or principal accounting officer of the Company (each a "Company Certificate") stating that, to the best knowledge of such officer, the Company is not in default nor has any event of default (as defined in the applicable credit agreement or instrument) occurred under the Credit Agreement or any other material indebtedness of the Company, and/or (ii) a certificate of the Company's independent public accountants stating that the audit or examination in connection with the certification of the Company's financial statements included a reading of the terms of the instruments governing the terms of the Company's outstanding indebtedness, including the Credit Agreement, and that, in making such audit or examination, no knowledge was obtained of any Company default or event of default or, if such default or event of default exists, providing a description thereof. If at any time the chief executive officer, chief financial officer or principal accounting officer of the Company obtains knowledge of any default or event of default with respect to any such indebtedness, the Company shall promptly deliver a Company Certificate to the Purchaser describing in detail the nature of such default or event of default and what the Company proposes to do with respect to such default or event of default.


                  (c) Credit Agreement Covenants. The Company shall comply in all respects with its obligations and covenants in any agreement, instrument or other document entered into in connection with the indebtedness incurred under the Credit Agreement or incurred to replace or refinance the indebtedness incurred under the Credit Agreement (a "Refinancing"), provided that if any breach of an obligation or covenant is waived in accordance with the terms of the Credit Agreement or the Credit Agreement is amended to eliminate such breach, the Company shall be deemed to be in compliance with this Section 5.9(c).

                  (d) No Senior Equity. The Company shall not authorize or issue any capital stock with any dividend, liquidation, conversion, redemption or other right preferential to those rights given the Preferred Stock in the Statement of Designation.

                  (e) Equity Restrictions. The Company shall not (i) declare or pay any dividend or make any other distribution on any capital stock other than the Preferred Stock, nor (ii) purchase, redeem or otherwise acquire for value any capital stock other than the Preferred Stock except for (i) Distributions (as such term is defined in the Credit Agreement, as amended on the date hereof) permitted pursuant to the terms of Section 9.21 of the Credit Agreement in force and effect on the date hereof or (ii) purchases pursuant to agreements that permit the Company to purchase shares upon termination of services to the Company or repurchases solely in connection with employee benefit plans, including 401(k) plans.

                  (f) Capital Expenditure Restrictions. The Company shall not make nor commit to make any capital expenditure (excluding capital expenditures required to maintain existing facilities or equipment) unless at the time such commitment or payment is made, and after giving effect thereto, either (i) the Company could borrow at least $5 million under the Credit Agreement or the instruments governing the terms of any Refinancing indebtedness, as the case may be, or (ii) the Company has a minimum of $5 million in cash or cash equivalents that are available to pay dividends on the Preferred Stock and not otherwise restricted under the terms of any agreement or instrument to which the Company is a party or by which its assets are bound.

         5.9 Default Voting Rights. With respect to the rights set forth in paragraph 8(b) of the Statement of Designation, which provides that if dividends on the Preferred Stock are in arrears for four dividends payments the holders of the Preferred Stock have the right to vote for and elect that number of additional members that shall constitute a majority of the members of the Board of Directors of the Company, the Purchaser hereby agrees that if at the time such rights arise the Purchaser is the holder of a majority of the outstanding shares of the Preferred Stock, any trustee of the Purchaser who is also serving on the Board of Directors of the Company at such time will be included for purposes of determining the number of directors that constitute such majority.



                                    SECTION 6
                                   Conditions

         6.1 Conditions Precedent to the Obligations of Both Parties. The obligations of each of the Purchaser and the Company under this Agreement are conditioned upon the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) No Litigation. none of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority concerning the transactions contemplated hereby;

                  (b) Statutes. no statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by the Transaction Documents or has the effect of making the transactions contemplated by the Transaction Documents illegal; and

                  (c) Regulatory Approvals. all consents and approvals of any governmental or regulatory agency necessary (other than the expiration of the waiting period under the HSR Act in respect of the filing contemplated by section 5.6) to permit the consummation of the transactions contemplated by this Agreement, including without limitation any approval from the NYSE, shall have been received.

         6.2 Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby are additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                  (a) Accuracy of Representations and Warranties. all representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

                  (b) Performance by Company. the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date;

                  (c) Consents and Approvals. all consents, approvals and other action by, all notices to and all filings with all persons or Governmental Entities, that are required to have been obtained, taken or made to consummate the transactions contemplated by the Transaction Documents shall have been obtained, undertaken or made, and all waiting periods shall have expired or been waived, as the case may be (other than the expiration of the waiting period under the HSR Act in respect of the filing contemplated by section 5.6);

                  (d) Opinion of Counsel. Purchaser shall have received an opinion, satisfactory in form and substance to the Purchaser dated the Closing Date, of Holme Roberts & Owen LLP, counsel to the Company, with respect to the matters specified in Exhibit C attached hereto;

                  (e) Good Standing and Other Certificates. the Company shall have delivered to the Purchaser (i) copies of the Company's Articles of Incorporation, as amended, certified by the Secretary of State of the State of Colorado, (ii) a copy of the Company's Bylaws certified by an officer of the Company as being complete, correct and in full force and effect, and (iii) a certificate as of a recent date from the Secretary of State of the State of Colorado to the effect that the Company is in good standing in Colorado;

                  (f)      Officer's   Certificates.   the  Company   shall
have delivered to the Purchaser a certificate of the President, any Vice President or any Secretary of the Company, dated the Closing Date certifying that the conditions specified in sections 6.1 and 6.2 have been satisfied;

                  (g) Credit Agreements. the Company shall have entered into an appropriate amendment to the Credit Agreement, amending the terms of such agreement on terms satisfactory to the Purchaser;

                  (h) Purchaser Financing. the Purchaser shall have received financing in connection with the purchase of the Preferred Stock on terms and conditions satisfactory to the Purchaser;

                  (i) Comparable Transaction Opinion. the Purchaser shall have received from the Wallach Company an opinion regarding the terms of the Preferred Stock satisfactory to the Purchaser;

                  (j) Statement of Designation. the Company shall have filed the Statement of Designation, in form and substance satisfactory to the Purchaser, with the Secretary of State of the State of Colorado;

                  (k)      Deliveries.   the  Purchaser  shall  have  received
one or more duly executed stock certificates representing the Preferred Stock and payment of the expenses specified in section 1.3; and

                  (l) Other Agreements. the Company shall have duly executed and delivered the Transaction Documents to be signed by it.

         6.3 Conditions Precedent to the Obligations of Company. The obligation of the Company to consummate the transactions contemplated hereby are additionally subject to the satisfaction, on or before the Closing Date, of the following conditions precedent:

                  (a) Accuracy of Representations and Warranties. all representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

                  (b) Performance by Purchaser. the Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date;

                  (c) Consents and Approvals. all consents, approvals and other action by, all notices to and all filings with all persons or Governmental Entities that are required to have been obtained, taken or made to consummate the transactions contemplated by the Transaction Documents shall have been obtained, undertaken or made, and all waiting periods shall have expired or been waived (other than the expiration of the waiting period under the HSR Act in respect of the filing contemplated by section 5.6), as the case may be;

                  (d) Certificates. the Purchaser shall have delivered to the Company a certificate of all the trustees of the Purchaser, dated the Closing Date certifying that the conditions set forth in sections 6.1(a), 6.3(a) and 6.3(b) have been satisfied;

                  (e) Payment of Purchase Price. the Purchaser shall have delivered to the Company the Purchase Price as specified in section 2.2;

                  (f) Credit Agreements. the Company shall have entered into an appropriate amendment to the Credit Agreement, amending the terms of such agreement on terms satisfactory to the Company;

                  (g) Special Committee. the Board of Directors of the Company, shall have received a report from its special committee (the "Special Committee") approving the transactions contemplated herein;

                  (h) Fairness Opinion. the Board of Directors of the Company or the Special Committee shall have received from Salomon Smith Barney an opinion to the effect that as of the date hereof, the transactions contemplated herein are fair to the Company from a financial point of view; and

                  (i) Other Agreements. the Purchaser shall have duly executed and delivered the Transaction Documents to be signed by it.



                                    SECTION 7
                  Survival of Representations; Indemnification

         7.1 Survival of Representations. The respective representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered together herewith or pursuant hereto shall survive the Closing for a period of three years; provided, that the obligations to indemnify shall not terminate at the time provided above if, prior to such time, a notice of claim relating to Losses (as defined below) specifying in detail the nature thereof (although the amount of Losses, if not yet determinable, need not be specified) has been given to the Purchaser or the Company, as the case may be. The right to indemnification or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted, or any knowledge of the indemnified party acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants, and obligations.

         7.2 Indemnification. Subject to the terms of Section 9 hereof, the Company agrees to indemnify and hold the Purchaser and its trustees, beneficiaries, agents and affiliates harmless from all claims, expenses, obligations, damages, costs, payments, liabilities, losses, interest, fines and penalties, including, without limitation, costs and expenses of litigation (including costs of investigation), reasonable attorney's fees and reasonable consultant's fees (collectively, "Losses") suffered or paid, directly or indirectly, through application of the Purchaser's assets or otherwise, as a result of or arising out of any breach of (a) any representation and warranty made by the Company in this Agreement or any other agreement, certificate or document delivered by the Company pursuant to this Agreement or (b) any covenant or obligation of the Company set forth in the Agreement. In addition to the foregoing, the Purchaser is entitled to exercise all equitable rights of injunction and specific performance to enforce its rights under the covenants and obligations of the Company set forth in Sections 5.6, 5.7(d), 5.7(e), 5.8(a), 5.8(b) and 5.8(f). The Purchaser agrees to indemnify, defend and hold the Company and its officers, directors, agents and affiliates harmless from all Losses suffered or paid, directly or indirectly, through application of the Company's assets or otherwise, as a result of or arising out of any breach of
(a) any representation and warranty made by the Purchaser in this Agreement or any other agreement, certificate or document delivered by the Purchaser pursuant to this Agreement or (b) any covenant or obligation of the Purchaser in this Agreement.

         7.3      Procedure for Indemnification.

                  (a) Notification. Promptly after receipt by an indemnified party under section 7.2 of notice of the commencement of any claim or proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under section 7.2, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) Participation. If any proceeding referred to in section 7.3(a) above is brought against an indemnified party, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party. The indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation.

If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any party and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Indemnified Party Defense. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).



                                    SECTION 8
                           Termination and Abandonment

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

                  (a)      by mutual consent of the Purchaser and the Company;

                  (b) by the Purchaser or the Company, if the Closing Date shall not have occurred on or prior to September 1, 2000, unless the failure to so consummate by such time is due to the material breach of any representation or warranty, or failure to satisfy any covenant or condition contained in this Agreement by the party seeking to so terminate;

                  (c) by either the Purchaser or the Company, if there has been a material breach of any representation or warranty on the part of the other; provided, that any such breach of a representation or warranty has not been cured within 30 days following receipt by the breaching party of notice of such breach; or

                  (d) by either the Purchaser or the Company, if there shall be any law or regulation of any competent authority that makes consummation of the Agreement, or the transactions contemplated hereby, illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         8.2 Effect of Termination. In the event of termination of this Agreement pursuant to section 8.1 by either party, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of the Purchaser or the Company. Nothing in this section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                    SECTION 9
                     Standstill and Subordination Provisions

         9.1 Definitions. For purposes of this Section 9, unless otherwise indicated, the following terms shall have the meanings indicated:

         "Payment" means any payment or distribution of any character (whether in cash, securities, or other property) paid to any Purchaser Party by the Company or any of its subsidiaries under, pursuant to, or with respect to the Preferred Stock or the Preferred Stock Documents, including, without limitation, payments to acquire any Preferred Stock for cash or properties, payment of any Liquidation Preference, dividends, redemptions, or premiums on or with respect to the Preferred Stock, any depositing of funds with respect to the redemption or defeasance of the Preferred Stock, any payment on account of options, redemptions, required repurchase provisions, puts, or any recovery, indemnification payment, or other payment by the Company or any of its subsidiaries on any claim arising under or with respect to the Preferred Stock or the Preferred Stock Documents (whether pursuant to law, equity or otherwise), but expressly excluding payments in the form of securities, including the issuance of Common Stock upon conversion of the Preferred Stock in accordance with the terms of the Statement of Designation, that are subordinant to the Priority Debt, to at least the same extent as the Preferred Stock and the Preferred Stock Documents.

         "Preferred Stock Documents" means this Agreement, the Statement of Designation, the Preferred Stock, and all other documents evidencing the Preferred Stock (as amended from time to time in accordance with the requirements of Section 9.11 hereof).

         "Priority Debt" means collectively, the Senior Debt and the Subordinated Debt.

         "Priority Debt Documents" means collectively, the Senior Debt Documents and the Subordinated Debt Documents.

         "Purchaser Parties" means the Purchaser and all parties indemnified by the Company pursuant to Section 7 hereof, any and all future holders of the Preferred Stock and their respective successors and assigns.

         "Representative" means, any administrative agent, indenture trustee, other trustee, agent, or representative for the holders of the Senior Debt or the Subordinated Debt, as the case may be.

         "Senior Debt" means all indebtedness of the Company arising under or pursuant to the Credit Agreement (including, without limitation, all accrued interest and interest accruing during any bankruptcy or similar proceeding involving the Company from the date of the filing thereof to the date of distribution, notwithstanding any statute, including without limitation, the Federal Bankruptcy Code, any rule of law, or bankruptcy procedures to the contrary).

         "Senior Debt Documents" means the Credit Agreement and any and all other documents and instruments now or hereafter evidencing the Senior Debt, or executed pursuant to or in connection with, the Senior Debt (as the same may be amended, modified, restated, or supplemented from time to time).

         "Subordinated Debt" means the "Subordinated Debt" as described and created in compliance with the Credit Agreement (including, without limitation, all accrued interest and interest accruing during any bankruptcy or similar proceeding involving the Company from the date of the filing thereof to the date of distribution, notwithstanding any statute, including without limitation, the Federal Bankruptcy Code, any rule of law, or bankruptcy procedures to the contrary).

         "Subordinated Debt Documents" means any and all documents and instruments evidencing the Subordinated Debt, or executed pursuant to or in connection with, the Subordinated Debt (as the same may be amended, modified, restated, or supplemented from time to time).

         9.2 Subordination. Notwithstanding anything to the contrary set forth in the Preferred Stock Documents, all Payments are expressly subordinant in right of payment to the payment and performance in full of the Priority Debt; provided that, so long as no "default," "event of default," or event that solely with notice or lapse of time could become a "default" or "event of default" has occurred under or with respect to the Priority Debt or the Priority Debt Documents, the Company may pay regularly-scheduled dividends on the Preferred Stock, which includes the payment of accrued and unpaid dividend arrearages, in accordance with the terms of the Statement of Designation. This subordination obligation is for the benefit of, and shall be enforceable by, the holders of the Priority Debt or their respective Representatives (as their interests may appear).

         9.3 Standstill Agreement. Notwithstanding anything to the contrary set forth in the Preferred Stock Documents, until the 124th day following the payment and performance in full of the Priority Debt, the Purchaser Parties shall not accelerate, demand, sue for, or commence any action or proceeding for rescission, indemnification, collection, or enforcement of the Preferred Stock or any Preferred Stock Document, or take, receive, accept, or retain any Payment in respect thereof, until the Priority Debt shall have been paid in full in cash; provided that, the foregoing standstill provision shall not restrict the Purchaser Parties from exercising equitable rights of injunction or specific performance solely with respect to the enforcement of the rights of Purchaser Parties arising under Sections 5.6, 5.7(d), 5.7(e), 5.8(a), 5.8(b) and 5.8(f) of this Agreement. This standstill obligation is for the benefit of, and shall be enforceable by, the holders of the Priority Debt or their respective Representatives (as their interests may appear).

         9.4 Liquidation; Bankruptcy. In the event of liquidation of the Company, or the institution of, and in connection with, any proceeding against the Company pursuant to any applicable bankruptcy, insolvency, or other debtor relief laws, and unless or until the Priority Debt is paid in full:

                  (a) All Priority Debt shall first be paid in full before any Payment shall be made in respect of the Preferred Stock or any Preferred Stock Documents;

                  (b) Any Payment that would otherwise (but for the terms hereof) be payable or deliverable in respect of any Preferred Stock Document, shall be paid or delivered directly to holders of the Senior Debt or their respective Representatives (as their interests may appear), until all Senior Debt shall have been paid in full in cash, then to the holders of the Subordinated Debt or their respective Representatives (as their interests may appear), until all Subordinated Debt shall have been paid in full in cash, and each Purchaser Party irrevocably authorizes, empowers, and directs all receivers, trustees, liquidators, conservators, and others having authority to effect all such payments and deliveries;

                  (c) If any Purchaser Party fails to file any proof claim permitted to be filed in such proceeding with respect to the Preferred Stock or Preferred Stock Documents within 90 days immediately following the commencement of any such proceeding, then Administrative Agent (on behalf of the Lenders under the Credit Agreement), may, as attorney-in-fact for the Purchaser Parties, take such action on behalf of the Purchaser Parties, and each Purchaser Party hereby appoints Administrative Agent (on behalf of the Lenders under the Credit Agreement), as its attorney-in-fact, to demand, sue for, collect, and receive any and all such moneys, dividends, or other assets and give acquittance therefor and to file any claim, proof of claim, or other instruments of similar character and to take such other proceedings in the name of any such Purchaser Party, as Administrative Agent may deem necessary or advisable for the enforcement of the agreements in this Section 9; and

                  (d) Each Purchaser Party shall execute and deliver to the holders of the Priority Debt or their respective Representatives, all such further instruments confirming the authorizations referred to in the foregoing clauses (c) and (d) and all such proofs of claim, assignments of claim, and other instruments and shall take all such other actions as may be requested such holders of the Priority Debt or their Representatives in order to enable such parties to enforce all rights of the holders of the Priority Debt hereunder, and all claims of such holders of Priority Debt or their Representatives (as their interests may appear) in respect of the Preferred Stock Documents, and failing execution of such instruments or taking of such actions by any Purchaser Party, the holders of the Priority Debt or their respective Representatives, are hereby authorized and empowered to execute and perform the same on behalf of such Purchaser Party.

         9.5 Payover Obligations. In the event any Payment is received by any Purchaser Party in contravention of the terms of this Section 9, and before all Priority Debt shall have been fully paid in cash and fully performed, such Payment shall be held by such Purchaser Party, as trustee of an express trust, in trust for the benefit of, and shall be paid over or delivered and transferred to, holders of the Senior Debt or their Representatives (as their interests may appear) until such Senior Debt shall have been fully paid in cash and fully performed, then to the holders of the Subordinated Debt or their respective Representatives (as their interests may appear), until all Subordinated Debt shall have been paid in full. Each Purchaser Party hereby assigns to the holders of the Priority Debt and their respective Representatives (as their interests may appear) all its rights to any such Payments, which such holders of the Priority Debt or their respective Representative may exercise in the name of such holder of the Priority Debt, the respective Representative of such Priority Debt holder, or in the name of such Purchaser Party, and agrees to execute such instruments as may be required by the holders of the Priority Debt or their respective Representatives (as their interests may appear) to enforce such claims. Any Payments received in excess of the amount sufficient to pay all Priority Debt in full shall be returned by the holders of the Priority Debt to the representative for the Purchaser.

         9.6 Non-Impairment. The holders of the Priority Debt and their Representatives may, at any time and from time to time, without the consent of or notice to any Purchaser Party, without incurring responsibility to such Purchaser Party, and without impairing or releasing any of the rights of the holders of the Priority Debt and/or any of the obligations of the Purchaser Parties hereunder, (a) change the amount, manner, place, or terms of payment, or change or extend the time of payment of or renew or alter all or any part of the Priority Debt or amend, modify, supplement, or restate, any of the Priority Debt Documents in any manner whatsoever; (b) sell, exchange, release, or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Priority Debt; (c) hold all or any property or assets of the Company and its subsidiaries as additional collateral under the Priority Debt Documents to secure all or any part of the Priority Debt; (d) release anyone liable in any manner for the payment or collection of all or any part of the Priority Debt; (e) exercise or refrain from exercising any rights against the Company and others; and (f) apply any sums, by whomsoever paid or however realized, to the Priority Debt. No rights of any holder of the Priority Debt to enforce the provisions of this
Section 9 shall be prejudiced or impaired by any act or failure to act by the Company or its failure to comply with the Preferred Stock Documents.

         9.7 Subrogation. After all Priority Debt has been indefeasibly paid in full and until the Preferred Stock is redeemed in full or fully converted to Common Stock of the Company, the Purchaser Parties shall be subrogated to the rights of the holders of the Priority Debt to receive distributions applicable to the Priority Debt to the extent that Payments otherwise payable to the Purchaser Parties have been applied to payment of the Priority Debt. A Payment made under this Section 9 to the holders of the Priority Debt which otherwise would have been to the Purchaser Parties is not, as between the Company and the Purchaser Parties, a Payment under the Preferred Stock Documents.

         9.8 Reliance by Holders of Priority Debt. The provisions of this
Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Priority Debt, whether such Priority Debt was created or acquired before or after the issuance of the Preferred Stock, to acquire and continue to hold, or to continue to hold, such Priority Debt, and such holder of Priority Debt shall be deemed conclusively to have relied on such standstill and subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Priority Debt. The provisions of this Section 9 constitute a continuing standstill and subordination agreement, and the holders of the Priority Debt may continue to make loans to or otherwise accept the obligations of the Company in reliance hereon, without notice to the Purchaser Parties.

         9.9 No Security Interest. The Purchaser Parties will not, without the express prior written consent of the holders of Priority Debt, take, demand, or receive any security or liens on any property or assets of the Company or its subsidiaries to secure all or any part of the obligations or liabilities under the Preferred Stock or the Preferred Stock Documents.

         9.10 Inter-Creditor Rights. The provisions of this Section 9 inure to the benefit of the holders of the Priority Debt, their respective Representatives, and their respective successors and assigns, and the rights under this Section 9 may be assigned in whole or in part in connection with any partial or complete assignment or transfer of the Priority Debt. The Representatives for each holder of Priority Debt may, without the joinder of any holder of Priority Debt for which it is a Representative, exercise any and all rights hereunder in favor of the respective holders of Priority Debt. The rights of each holder of Priority Debt vis-a-vis its Representative and each other holder of Priority Debt may be subject to one or more separate agreements between or among such parties, but the Purchaser Parties need not inquire about any such agreement nor be subject to any terms thereof unless the Purchaser Parties specifically join therein; and, consequently, the Purchaser Parties are not entitled to any benefits or provisions of any such separate agreements nor are they entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof. The Purchaser Parties will advise each future holder of all or any part of the Preferred Stock that such claims in respect of any Payment in respect of the Preferred Stock and Preferred Stock Documents are subject to the subordination and standstill provisions of this Section 9. In furtherance of such agreement, the Company shall cause the Preferred Stock to bear a legend reflecting the same. Notwithstanding anything to the contrary in this Section 9, upon conversion of the Preferred Stock into Common Stock of the Company in accordance with the terms of the Statement of Designation, no such legend shall be reflected on the shares of Common Stock so issued and neither the holders of the Priority Debt nor the Company shall have any right to require such a legend to be placed on such Common Stock.

         9.11 Amendments. The Purchaser and the Company acknowledge and agree that the Credit Agreement requires that the terms and provisions of the Preferred Stock and the Preferred Stock Documents be approved in accordance with the terms of such Credit Agreement. Accordingly, the Purchaser Parties and the Company agree not to enter into the Preferred Stock Documents or any amendments, waivers, or supplements thereto without obtaining the consents required in the Credit Agreement.


                                   SECTION 10
                                  Miscellaneous

         10.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of Colorado without regard to the conflict of laws provisions thereof.

         10.2 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         10.3 Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be sent by facsimile transmission, or mailed postage prepaid by first-class certified or registered mail, or mailed by a nationally recognized express courier service, or hand-delivered, addressed as follows:


         if to Company:                 4455 Table Mountain Drive
                                        Golden, Colorado  80403
                                        Fax: (303) 215-0737
                                        Attention: Jill B.W. Sisson, Esq.

         with a copy to:                Holme Roberts & Owen LLP
                                        1700 Lincoln Street, Suite 4100
                                        Denver, Colorado  80203
                                        Fax: (303) 866-0200
                                        Attention: W. Dean Salter


         if to Purchaser:               Grover C. Coors Trust
                                        Mail Stop VR900
                                        Adolph Coors Company
                                        P.O. Box 4030
                                        Golden, Colorado 80401-0030
                                        Fax:  (303) _____________
                                        Attention: Patricia J. Smith

         with a copy to:                Hogan & Hartson LLP
                                        1200 Seventeenth Street, Suite 1500
                                        Denver, Colorado 80202
                                        Fax:  (303) 899-7333
                                        Attention:   Steven A. Cohen, Esq.
                                                     Whitney Holmes, Esq.

         Either party may change the persons or addresses to which any notices or other communications to it should be addressed by notifying the other party as provided above. Any such notice shall be deemed to have been given: (a) on the day of delivery in person; (b) two (2) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid to the addresses indicated below (or to such other individual or address as a party may designate for itself by notice given as herein provided); or (c) one (1) day after deposit with an overnight courier.

         10.4 Entire Agreement. This Agreement and the annexes, schedules, exhibits and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto unless specifically set forth to the contrary herein.

         10.5 Amendment and Waivers. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same unless the same is waived in writing. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         10.6 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         10.7 Third Party Beneficiaries. Except as contemplated in Section 9 hereof, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         10.8 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         10.9 Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed part of this Agreement.

         10.10 Counterparts; Facsimile Copies. This Agreement may be executed in counterparts each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile copies hereof may be executed as counterpart originals.

                            (Signature page follows)

                   The foregoing Agreement is hereby executed as of the date first above written.


COMPANY:                                         PURCHASER:

GRAPHIC PACKAGING INTERNATIONAL CORPORATION      GROVER C. COORS TRUST


By  /s/ Jed J. Burnham
    Name: Jed J. Burnham                             By  /s/ William K. Coors
    Title:Executive Vice President - Finance         Name: William K. Coors
                                                     Title:   Trustee


                                                     By  /s/ Joseph Coors, Jr.
                                                     Name: Joseph Coors, Jr.
                                                     Title:   Trustee


                                                     By  /s/ Jeffrey H. Coors
                                                     Name: Jeffrey H. Coors
                                                     Title:   Trustee


                                                     By  /s/ John K. Coors
                                                     Name: John K. Coors
                                                     Title:   Trustee

                                    EXHIBIT C


                              Legal Opinion Matters



         [To be addressed to the Purchaser and Bank of America, N.A.]



         1. The Company is organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary corporate power to carry on its businesses as now being conducted.

         2. The Company has the corporate power and authority under its Articles of Incorporation, as amended, and the Colorado Business Corporations Act to execute and deliver the [Transaction Documents - to include Amendment to Revolving Credit and Term Loan Agreement and related documents] and to perform its obligations thereunder. The execution, delivery and performance as of the date hereof by the Company of the Transaction Documents have been duly authorized by all necessary corporate action of the Company.

         3. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the Company's legal, valid and binding obligation, enforceable against the Company in accordance with their terms.

         4. The issuance and delivery of the shares of Preferred Stock and compliance with the terms and provisions of the Transaction Documents (a) do not conflict with the Articles of Incorporation, as amended, or the Bylaws of the Company as in effect as of the date hereof, and (b) do not conflict with, or result in a breach of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, or security interest in, any of the material properties or assets of the Company pursuant to the terms of, any material indenture, mortgage or other agreement or instrument, or any judgment, order, writ, injunction, award, determination, direction, decree or demand of any court, arbitrator or governmental body, binding upon the Company or to which any of its material properties or assets are subject, except where any such conflict, breach, default, lien, charge, encumbrance or entity would not have a material adverse effect on the Company.

         5. There is no action, suit, investigation or proceeding pending or to our knowledge threatened against the Company or any of its subsidiaries or any of its material properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (a) that questions the validity of the Transaction Documents or the Preferred Stock or the provisions of the Certificate of Designation or any action taken or to be taken pursuant thereto or (b) that is reasonably likely to result in any material adverse change in the business or financial condition of the Company.

         6. The shares of Preferred Stock sold pursuant to the provisions of the Purchase Agreement have been duly authorized and when issued in accordance with the provisions of the Purchase Agreement will be validly issued, fully paid and nonassessable; such shares of Preferred Stock are not subject to the preemptive rights of any stockholder of the Company, and all corporate action (including approval of the Company's stockholders) required to be taken for the authorization, issuance and sale of such shares of Preferred Stock has been validly and sufficiently taken.

         7. The certificates evidencing the shares of Preferred Stock have been duly executed and delivered by the Company.

         8. There is no authorization, consent, approval, license, franchise, permit or certificate by or of, nor any requirement of any filing, declaration, qualification or registration with, any Federal, state or local governmental authority necessary for the performance of the Transaction Documents and the valid offer, issue, sale and delivery of the shares of Preferred Stock, or the performance by the Company of its obligations in respect thereof, or the exercise of any of the rights and privileges accorded to the holders of the shares of Preferred Stock under the Transaction Documents or the Certificate of Designation.

         9. The authorized capital stock of the Company is set forth in Section _____ of the Purchase Agreement. There are on other shares of capital stock of the Company outstanding. The Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company. [subject to carve outs for equity incentive plans]

         10. The Preferred Stock is being sold and delivered in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemption provided by Section 4(2) thereof.

         11. The shares of Preferred Stock are not required to be registered under the Exchange Act.